EXHIBIT 10-K

                   INDIANA GAS COMPANY, INC.

                     EXECUTIVE COMPENSATION

                         DEFERRAL PLAN


                                       Effective December 1, 1994
                   INDIANA GAS COMPANY, INC.
                     EXECUTIVE COMPENSATION
                         DEFERRAL PLAN
                  (EFFECTIVE DECEMBER 1, 1994)


                            PREAMBLE


       The Indiana Gas Company, Inc. Executive Compensation Deferral Plan (the "Plan") is an unfunded supplemental retirement plan for a select group of management employees of Indiana Gas Company, Inc. and Indiana Energy, Inc. (the "Company"). The Plan is designed to meet applicable exemptions under Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended, (the "Act") and under Department of Labor Regulation Section 2520.104-23.

                           ARTICLE I
                          DEFINITIONS

      Section 1.01. Administrator. The term "Administrator" means the Compensation Committee which shall have the authority to manage and control the operation of this Plan.

      Section 1.02. Beneficiary. The term "Beneficiary" means for a Participant the individual or individuals designated by that Participant in the last Participation Agreement executed by that Participant to receive benefits in the event of that Participant's death.

      Section 1.03. Bonus. The term "Bonus" means for each employee Participant the bonus, if any, which is payable for a fiscal year of the Company under the Indiana Energy, Inc. Annual Management Incentive Plan and which is subject to an annual deferral election under this Plan.

      Section  1.04.  Company.  The term "Company" means  Indiana
Gas Company, Inc., and any successor thereto.

      Section 1.05. Compensation. The term "Compensation" means for each Participant in any Plan Year the total amount of remuneration for employment services as paid to that Participant by the Company in that Plan Year.

       Section   1.06.    Compensation   Committee.    The   term
"Compensation Committee" means the Compensation Committee of the Board of Directors of Indiana Energy, Inc.

      Section 1.07. Effective Date. The term "Effective Date" means December 1, 1994.

     Section 1.08. Interest Fund Subaccount. The term "Interest Fund Subaccount" means the bookkeeping account maintained for each Participant in this Plan which is credited in each Plan
Year with a rate of return as provided in Article III of this Plan.

      Section 1.09. Interest Fund Subaccount Rate. The term "Interest Fund Subaccount Rate" means the guaranteed rate of return credited to amounts held in the Interest Fund Subaccounts. The rate shall change each January 1 and shall be equal to the mean between the high and low of the Corporate Bond Yield Averages, Average Public Utility (aa rated), for the past twelve
(12) months as reported in Moody's Bond Survey in its first published issue in the November preceding the January 1 on which the rate is to come into effect.

      Section  1.10.  Participant.  The term "Participant"  means
any   individual   who  fulfills  the  eligibility   requirements
contained in Article II of this Plan.

        Section 1.11. Participation Account. The term "Participation Account" means the bookkeeping account maintained by the Company for each Participant reflecting amounts deferred under this Plan (as adjusted from time to time) and which is equal to the sum of the Participant's Interest Fund Subaccounts and Phantom Unit Subaccounts.

       Section 1.12. Participation Agreement. The term "Participation Agreement" means the agreement executed by an eligible employee each Plan Year signifying his desire to become (or to continue to be) a Participant in this Plan and signifying the amount of his Compensation and/or Bonus which is to be deferred during the subsequent Plan Year pursuant to the terms of this Plan.

      Section 1.13. Phantom Unit Subaccount. The term "Phantom Unit Subaccount" means the bookkeeping account maintained by the Company for each Participant in this Plan for each Plan Year during which the Participant has a deferred election in effect which is credited with Phantom Units.

      Section 1.14. Phantom Units. The term "Phantom Units" means the phantom units allocated to a bookkeeping account under this Plan with a per unit value equal to the value of Indiana Energy, Inc. common stock (as determined in the manner provided in Article III).

      Section  1.15.   Plan.   The term  "Plan"  means  the  plan
embodied by this instrument as now in effect or hereafter amended.

      Section 1.16. Plan Year. The term "Plan Year" means the calendar year.

                           ARTICLE II
                   PARTICIPATION IN THE PLAN

      Section 2.01. Eligibility. As of the Effective Date, all officers of the Company shall be eligible to become Participants in this Plan; provided, however, that the Compensation Committee may, by appropriate action, expand the group of employees eligible to defer Compensation or Bonuses under this Plan.

     Section 2.02.  Deferral Amounts.

           (a) Amount of Deferral. The amount of Compensation and/or Bonus to be deferred in a Plan Year shall be designated by each Participant in the Participation Agreement executed by that Participant for that Plan Year prior to the beginning of that Plan Year; provided, however, that a Participant shall be permitted to defer in 1994 Compensation earned on or after December 1, 1994 by completing a Participation Agreement and delivering it to the Secretary of the Company prior to December 1, 1994.

          (b) Special Rules for New Officers. For the Plan Year during which a person first becomes eligible to become a Participant, the Participant shall be provided by the Company the opportunity to make a special election for such Plan Year with respect to the Compensation paid in the Plan Year after the date on which he becomes an eligible Participant.

          (c) Timing of Deferral. The following rules govern the timing of the deferral of Compensation and, if applicable, Bonuses under this Plan:

                (i)   Compensation deferred by  Participants
     shall be effected pro-rata from each payday in the Plan
     Year.

                (ii)  Any  portion  of  the  Bonus  deferred
     hereunder shall be effected from the Bonus itself.

                 (iii)   For  purposes  of  the  allocations
     described in Article III, the amount of any Compensation or Bonus deferred hereunder shall not be credited to a Participant's Participation Account until the last day of the calendar month during which, but for the deferral, the deferred Compensation or Bonus would have been paid.

           (d) Modification of Deferral Amount. A Participant may modify the amount of his Compensation and/or Bonus to be deferred in a Plan Year under this Plan by written notice to the Secretary of the Company which is received by the Secretary of the Company prior to the beginning of that Plan Year.

           (e) Discontinuation of Participation. A Participant may discontinue his participation in this Plan by written notice to the Secretary of the Company which is received prior to the beginning of the Plan Year in which the discontinuation is to be effective or by failing to execute a Participation Agreement for that Plan Year. Any amounts previously deferred shall be paid in accordance with the provisions of this Plan and elections made by the Participant in his Participation Agreements. If applicable, the participation of a Participant who has made a withdrawal from his Participation Account pursuant to Article V of this Plan shall be discontinued as of the date of the withdrawal.

           (f) Manner of Payout of a Participant's Participation Account. The manner in which a Participant's Participation Account attributable to deferrals in a Plan Year is to be distributed to that Participant under the provisions of this Plan shall be designated by that Participant in the Participation Agreement executed by that Participant for that Plan Year. Subject to Section 3.05, a Participant may, by establishing hardship (as such term is defined in Article V of this Plan) to the satisfaction of the Compensation Committee, modify the timing or manner of payout of his Participation Account.

                          ARTICLE III
                            ACCOUNTS

      Section 3.01. Purpose of Participation and Guaranteed Accounts. The Company shall cause a Participation Account to be established in the name of each Participant. The Company shall cause a separate sub-account of a Participant's Participation Account for each Plan Year during which Participant defers Compensation or, if applicable, a portion of his Bonus (the Plan Year Subaccount). Each Plan Year Subaccount shall be further allocated, as directed by the Participant, between the Interest Fund Subaccount and Phantom Stock Subaccount. The purpose of establishing such Participation Accounts and Subaccounts is solely to provide a mechanism for determining the Participants' benefits under this Plan. It is the intent of the Company that the Participants shall have no title to or beneficial ownership in any cash or investments which the Company may set aside and allocate to these Accounts.

       Section  3.02.   Investment  of  Deferrals.   Subject   to
Section 3.05, the Company shall cause a separate Plan Year Subaccount established for each Participant who is deferring any Compensation or Bonus in such Plan Year. The amount of the deferral shall be allocated between the Interest Fund Subaccount and the Phantom Stock Subaccount in accordance with the investment directions provided by the Participant in his Participation Agreement for such Plan Year. A Participant may allocate deferrals between the Interest Fund Subaccount and Phantom Stock Subaccount in twenty-five percent (25%) increments. As of each January 1, a Participant shall be permitted by written instructions to the Secretary of the Company to change the investment directions of any deferrals for one (1) or more of the previous Plan Year Subaccounts. In such direction, the
Participant needs to designate the Plan Year Subaccounts for which the revised election or elections apply. Changes shall be permitted in twenty-five percent (25%) increments. If in accordance with Section 3.05 a Participant is permitted to invest new deferrals or transfer existing deferrals to his Interest Fund Subaccount, the Company shall provide a special election period (commencing as soon as practicable after the opinion from counsel required under Section 3.05 is delivered to the Company) to the Participants to effectuate investment changes before the next January 1.

      Section  3.03.   Description of Interest Fund  and  Phantom
Stock Subaccounts.

           (a) Interest Fund Subaccounts. Any monies credited to a Participant's Interest Fund Subaccount shall be credited with simple interest monthly at the Interest Fund Subaccount Rate in effect for such month based on the amounts held in such Subaccount as of the last day of the preceding calendar month.

           (b) Phantom Stock Subaccount. As of the last day of any calendar month during which amounts are credited to a Participant's Phantom Stock Subaccount, the Company shall cause a number of Phantom Stock Units to be credited to the Phantom Stock Subaccount equal to a number determined by dividing the total amount of the allocation for such month by the average of the daily averages of the high and low sales price of shares of Indiana Energy, Inc. common stock for each of the trading days in such month (as reported in The Wall Street Journal). Any time that there is a dividend paid on shares of Indiana Energy, Inc. common stock, the Company shall cause each Participant's Phantom Stock Subaccount to be credited with an amount equal to the aggregate dividend which would have been payable to such Subaccount during such month if such Subaccount was invested in shares of Indiana Energy, Inc. common stock rather than Phantom Shares (without regard to whether the Phantom Shares were allocated to such Subaccount on the record date for such dividend). Any dividend equivalent credits for a calendar month shall be converted to Phantom Units, along with any additional deferrals allocated in such month, in the manner described above.

           (c) Special Adjustments. In the event of any change in the outstanding common stock of Indiana Energy, Inc. by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, stock rights plan or exchange of shares or other similar corporate change, the aggregate number of Phantom Units allocable to a Participant's Phantom Unit Subaccount shall be appropriately adjusted by the Committee, whose determination shall be conclusive, consistent with the corporate transaction.

     Section 3.04.  Allocation of Withdrawals and Distributions.

           (a) Withdrawals. Except as otherwise expressly provided in a Participant's withdrawal request, withdrawals from a Participant's Participation Account under Article V shall be charged proportionately against each Plan Year Subaccount based on the amounts allocated as such Subaccount as of the last day of the immediately preceding month and shall be charged against the Interest Fund Subaccount and Phantom Stock Subaccount of such Plan Year Subaccount proportionately based on the balance credited to such Interest Fund Subaccount and Phantom Stock Subaccount on the last day of the month immediately preceding the withdrawal.

           (b) Distributions. Distributions under Article IV for each Plan Year Subaccount shall be charged proportionately against the Participant's Interest Fund Subaccount and Phantom Stock Subaccount based on the balances credited to such Subaccounts as of the last day of the immediately preceding month.

           (c) Conversion of Phantom Units. For purposes of effecting withdrawals and distributions from the Phantom Stock Subaccount, the Phantom Stock Units to be withdrawn or distributed shall be deemed to have a per unit value equal to average of the daily averages of the high and low sales price of Indiana Energy, Inc. common stock for each of the trading days in the calendar month immediately preceding the month the withdrawal or distribution is to be effected.

      Section 3.05. Special Investment Rules. Notwithstanding anything contained in this Plan to the contrary, the only investment option permitted for deferrals under the Plan shall be investments in the Phantom Stock Subaccount until such time as the Secretary of the Company receives an opinion from counsel that the offering of other investment options under this Plan, such as the Interest Fund Subaccount, shall not result in any transactions relating to the Phantom Stock Subaccount being deemed to be a "sale" or "purchase" of an "equity security" or a "derivative security" under the Securities Exchange Act of 1934, as amended; provided, however, that amounts credited to a Participant's Participation Account prior to the date on which such an opinion is delivered to the Secretary of the Company shall not be subject to other investment options unless such opinion expressly states that transfers of such existing amounts between various investment funds shall also not result in "sales" or "purchases" of an "equity security" or a "derivative security".

                           ARTICLE IV
                            BENEFITS

      Section 4.01. Death Benefits. If a Participant dies prior to the commencement of his benefits under this Article IV, the Beneficiary of that Participant, as determined pursuant to the last Participation Agreement executed by that Participant, shall receive the balance contained in his Participation Account. Payments under this Section 4.01 shall be paid in a single lump sum cash payment no later than the last day of the third (3rd) calendar month following the date of the Participant's death.

      Section 4.02. Other Distributions. A Participant's Plan Year Subaccounts shall be paid to him on the date and in the manner designated by that Participant in his Participation Agreements; provided, however, that under no circumstances shall payment commencement be deferred more than sixty (60) calendar days after the date on which the Participant's employment with the Company is terminated. If any or all of the benefits of a Participant are being paid in installments and that Participant dies prior to receiving the final installments due hereunder, the remaining amounts in his Participation Account shall be paid to that Participant's Beneficiary, as determined pursuant to the last Participation Agreement executed by that Participant, in a single lump sum cash payment.

                           ARTICLE V
                          WITHDRAWALS

      Except as provided below, a Participant may apply to the Compensation Committee for withdrawals from his Participation
Account prior to the date on which he is entitled to distributions under this Plan in the event of that Participant's "hardship". For purposes of this Plan, a withdrawal shall be deemed on account of hardship if necessary for the purpose of alleviating extraordinary expenses arising from the sickness or disability of that Participant or of his spouse, children or other dependents, or of alleviating any other extraordinary financial burden which is caused by an act beyond the control of that Participant. The existence of a hardship shall be determined solely by the Compensation Committee, by applying uniform and nondiscriminatory standards. If such application for withdrawal is approved by the Compensation Committee, the withdrawal shall be effective at the later of the dates specified in the Participant's application or the date of approval by the Compensation Committee, and the Participant's right to defer Compensation and/or Bonuses under this Plan for the remainder of the Plan Year during which the withdrawal occurs shall be suspended. The withdrawal amount shall be paid in a single lump sum cash payment and shall be limited to amounts necessary to meet the financial need, as determined by the Compensation Committee in its sole discretion. The balance remaining in his Participation Account shall be distributed as provided in Article IV of this Plan. Notwithstanding anything contained herein to the contrary, withdrawal shall not be permitted unless the Secretary of the Company receives a letter from counsel that the availability of withdrawal shall not result in any transaction relating to the Phantom Stock Subaccount herein being deemed a "sale" or "purchase" on an "equity security" or "derivative security" under the Securities Exchange Act of 1934, as amended.

                           ARTICLE VI
                         ADMINISTRATION

      Section 6.01. Administration of Plan. The Compensation Committee shall represent the Company in all matters concerning the administration of this Plan. The Compensation Committee shall have full power and authority to adopt rules and regulations for the administration of this Plan; provided, however, that such rules and regulations are not inconsistent with the provisions of this Plan.

       Section   6.02.    Delegation  of   Responsibility.    The
Compensation Committee may delegate duties involved in the administration of this Plan to such person or persons whose services are deemed by it to be necessary or convenient.

      Section 6.03. Payment of Benefits. The amounts allocated to a Participant's Participation Account and payable as benefits under this Plan shall be paid solely from the general assets of the Company. The payment of benefit obligation shall be allocated between the Company based on the portion of the Compensation and/or Bonus which would have been paid by each Company but for the deferral. No Participant shall have any interest in any specific assets of the Company under the terms of this Plan. This Plan shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between any Participant and the Company. The Company's obligation under this Plan is purely contractual and shall not be funded or secured in any way.

      Section 6.04. Construction of Plan. The Compensation Committee shall have the power to construe this Plan and to determine all questions of fact or law arising under it. It may correct any defect, supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent as it may deem appropriate.

                          ARTICLE VII
                AMENDMENT OR TERMINATION OF PLAN

      Section 7.01. Termination. The Company may at any time terminate this Plan. As of the first Plan Year beginning after the date on which this Plan is terminated, no additional amounts shall be deferred from any Participant's Compensation or Bonus. The Compensation Committee shall direct the Company to pay to each such Participant the balance contained in his Participation Account at such time and in the manner designated by that Participant in the Participation Agreements executed by that Participant.

      Section 7.02. Amendment. The Company may amend the provisions of this Plan at any time; provided, however, that no amendment shall adversely affect the rights of Participants or their Beneficiaries with respect to the balances contained in their Participation Accounts immediately prior to the amendment unless the majority of the affected Participants consent to the change.

                          ARTICLE VIII
                         MISCELLANEOUS

      Section 8.01. Successors. This Plan shall be binding upon the successors of the Company.

      Section 8.02. Choice of Law. This Plan shall be construed and interpreted pursuant to, and in accordance with, the laws of the State of Indiana.

      Section 8.03. No Employment Contract. This Plan shall not be construed as an agreement, consideration or inducement of employment or as affecting in any manner the rights or obligations of the Company or of any Participant to continue or to terminate the employment relationship at any time.

      Section 8.04. Non-Alienation. No Participant or his Beneficiary shall have any right to anticipate, pledge, alienate or assign any of his rights under this Plan, and any effort to do so shall be null and void. The benefits payable under this Plan shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.

      Section 8.05.  Gender and Number.  Words in one (1)  gender
shall   be   construed  to  include  the  other   genders   where
appropriate; words in the singular or plural shall be construed as being in the plural or singular where appropriate.

       Section 8.06. Disclaimer. The Company make no representations or assurances and assume no responsibility as to the performance by any parties, solvency, compliance with state and federal securities regulation or state and federal tax consequences of this Plan or participation therein. It shall be the responsibility of the respective Participants to determine such issues or any other pertinent issues to their own satisfaction.

       Section 8.07. Designation of Beneficiaries. Each Participant shall designate his the Participation Agreement his Beneficiary and his contingent Beneficiary to whom death benefits due hereunder at the date of his death shall be paid; provided, however, that the Beneficiary and Contingent Beneficiary designated by a Participant in the last Participation Agreement executed by that Participant shall supersede all other Beneficiary or Contingent Beneficiary designations made by that Participant in any earlier Employee's Participation Agreement executed by that Participant. If any Participant fails to designate a Beneficiary or if the designated Beneficiary predecease any Participant, death benefits due hereunder at that Participant's death shall be paid to his contingent Beneficiary or, if none, to the deceased Participant's surviving spouse, if any, and if none to the deceased Participant's estate.

     This Plan has been executed on this     day of             ,
1994, and shall be effective as of December 1, 1994.

                                    INDIANA GAS COMPANY, INC.



                                    By:

                                    Title:

 Attest:


 By: